EXHIBIT 5.3

[Letterhead of Simpson Thacher & Bartlett LLP]

March 25, 2009

PPL Corporation

PPL Energy Supply, LLC

PPL Electric Utilities Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

Ladies and Gentlemen:

We have acted as counsel to PPL Corporation, a Pennsylvania corporation (the “Company”), and to its subsidiaries PPL Energy Supply, LLC, a Delaware limited liability company (“PPL Energy”), and PPL Electric Utilities Corporation, a Pennsylvania corporation (“PPL Electric” and together with the Company and PPL Energy, the “Issuers”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Issuers with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company par value $0.01 per share (the “PPL Common Stock”); (ii) shares of preferred stock of the Company par value $0.01 per share (the “PPL Preferred Stock”); (iii) contracts for the purchase and sale of PPL Common Stock and PPL Preferred Stock (the “PPL Purchase Contracts”); (iv) depositary shares of the Company evidenced by depositary receipts representing a fraction or a multiple of a share of PPL Preferred Stock (the “PPL Depositary Shares”); (v) units of the Company, consisting of two or more of the securities described under clauses (i) through (iv) in any combination (the “PPL Units”); (vi) shares of preferred securities of PPL Energy without par value (the “PPL Energy Preferred Securities”); (vii) shares of preferred stock of PPL Electric without par value (the “PPL Electric Preferred Stock”); (viii) shares of preference stock of PPL Electric without par value (the “PPL Electric Preference Stock”) and (ix) depositary shares of

PPL Electric evidenced by depositary receipts representing a fraction or a multiple of a share of either the PPL Electric Preferred Stock or the PPL Electric Preference Stock (the “PPL Electric Depositary Shares”). The PPL Common Stock, the PPL Preferred Stock, the PPL Purchase Contracts, the PPL Depositary Shares, the PPL Units, the PPL Energy Preferred Securities, the PPL Electric Preferred Stock, the PPL Electric Preference Stock and the PPL Electric Depositary Shares are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The PPL Purchase Contracts will be issued pursuant to a purchase contract agreement (the “PPL Purchase Contract Agreement”) between the Company and a purchase contract agent as shall be named therein (the “PPL Purchase Contract Agent”).

The PPL Depositary Shares will be issued pursuant to a deposit agreement (the “PPL Deposit Agreement”) between the Company and a depositary as shall be named therein (the “PPL Depositary”).

The PPL Units will be issued pursuant to a unit agreement (the “PPL Unit Agreement”) between the Company and a unit agent as shall be named therein (the “PPL Unit Agent”).

The PPL Electric Depositary Shares will be issued pursuant to a deposit agreement (the “PPL Electric Deposit Agreement”) between PPL Electric and a depositary as shall be named therein (the “PPL Electric Depositary”).

We have examined the Registration Statement along with a form of the share certificate for the PPL Common Stock, a form of the PPL Purchase Contract Agreement, a form of the PPL Deposit Agreement and a form of the PPL Electric Deposit Agreement, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of Issuers.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (i) at the time of the issuance and delivery of PPL Common Stock, the Company has sufficient authorized but unissued shares of PPL Common Stock under the terms of the Company’s charter and that such authorized but unissued shares of PPL Common Stock have not been reserved for issuance for other purposes; (ii) at the time of the issuance and delivery of PPL Preferred Stock, the Company has sufficient authorized but unissued shares of PPL Preferred Stock under the terms of the Company’s charter and that such authorized but unissued shares of PPL Preferred Stock have not been reserved for issuance for other purposes; (iii) at the time of the issuance and delivery of PPL Energy Preferred Stock, PPL Energy has sufficient authorized but unissued shares of PPL Energy Preferred Stock under the terms of the PPL Energy charter and that such authorized but unissued shares of PPL Energy Preferred Stock have not been reserved for issuance for other purposes; (iv) at the time of the issuance and delivery of PPL Electric Preferred Stock, PPL Electric has sufficient authorized but unissued shares of PPL Electric Preferred Stock under the terms of the PPL Electric charter and that such authorized but unissued shares of PPL Electric Preferred Stock have not been reserved for issuance for other purposes; and (v) at the time of the issuance and delivery of PPL Electric Preference Stock, PPL Electric has sufficient authorized but unissued shares of PPL Electric Preference Stock under the terms of the PPL Electric charter and that such authorized but unissued shares of PPL Electric Preference Stock have not been reserved for issuance for other purposes.

We have further assumed that: (1) at the time of execution, issuance and delivery of the PPL Purchase Contracts, the PPL Purchase Contract Agreement will be the valid and legally binding obligation of the PPL Purchase Contract Agent; (2) at the time of execution, issuance and delivery of the PPL Depositary Shares, the PPL Deposit Agreement will be the valid and legally binding obligation of the PPL Depositary; (3) at the time of execution, issuance and delivery of the PPL Units, the PPL Unit Agreement will be the valid and legally binding obligation of the PPL Unit Agent; and (4) at the time of execution, issuance and delivery of the PPL Electric Depositary Shares, the PPL Electric Deposit Agreement will be the valid and legally binding obligation of the PPL Electric Depositary.

We have assumed further that (1) at the time of execution, issuance and delivery of the PPL Purchase Contracts, the PPL Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and, at such time, the Company will be validly existing and in good standing under the law of the Commonwealth of Pennsylvania and (2) the execution, delivery and performance by the Company of the PPL Purchase Contract Agreement and the PPL Purchase Contracts will not violate the law of Commonwealth of Pennsylvania or any other applicable laws (excepting the law of the State of New York and the federal laws of the United

States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company or the Company’s charter documents.

We have assumed further that (1) at the time of execution, issuance and delivery of the PPL Depositary Shares, the PPL Deposit Agreement will have been duly authorized, executed and delivered by the Company and, at such time, the Company will be validly existing and in good standing under the law of the Commonwealth of Pennsylvania and (2) the execution, delivery and performance by the Company of the PPL Depositary Shares and the PPL Deposit Agreement will not violate the law of Commonwealth of Pennsylvania or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company or the Company’s charter documents.

We have assumed further that (1) at the time of execution, issuance and delivery of the PPL Units, the PPL Unit Agreement will have been duly authorized, executed and delivered by the Company and, at such time, the Company will be validly existing and in good standing under the law of the Commonwealth of Pennsylvania and (2) the execution, delivery and performance by the Company of the PPL Units and the PPL Unit Agreement will not violate the law of Commonwealth of Pennsylvania or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company or the Company’s charter documents.

We have assumed further that (1) at the time of execution, issuance and delivery of the PPL Electric Depositary Shares, the PPL Electric Deposit Agreement will have been duly authorized, executed and delivered by PPL Electric and, at such time, PPL Electric will be validly existing and in good standing under the law of the State of Delaware and (2) the execution, delivery and performance by PPL Electric of the PPL Electric Depositary Shares and the PPL Electric Deposit Agreement will not violate the law of Commonwealth of Pennsylvania or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon PPL Electric and PPL’s charter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the PPL Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the PPL Common Stock and (b) due issuance and delivery of the PPL Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the PPL Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the PPL Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the PPL Preferred Stock, (b) due filing of the Articles of Amendment of the Company containing the designation relating to any PPL Preferred Stock and (c) due issuance and delivery of the PPL Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the PPL Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the PPL Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the execution and delivery of the PPL Purchase Contract Agreement and (b) the due execution, issuance and delivery of the PPL Purchase Contracts, upon payment of the consideration for such PPL Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable PPL Purchase Contract Agreement and such agreement, the PPL Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the PPL Depositary Shares, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the PPL Depositary Shares, (b) due issuance and delivery of the PPL

Preferred Stock to the PPL Depositary under the PPL Deposit Agreement and such PPL Preferred Stock is validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of the depositary receipts evidencing the PPL Depositary Shares against deposit of the PPL Preferred Stock in accordance with the PPL Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable PPL Deposit Agreement and such agreement, the depositary receipts evidencing the PPL Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the PPL Depositary Shares and the PPL Deposit Agreement.

5. With respect to the PPL Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve (1) the issuance and terms of the PPL Units, (2) the execution and delivery of the PPL Purchase Contract Agreement with respect to the PPL Purchase Contracts that are a component of the PPL Units and (3) the issuance of the PPL Common Stock or PPL Preferred Stock, as the case may be, that is a component of the PPL Units, (b) due filing of the Articles of Amendment of the Company with respect to any such PPL Preferred Stock, as the case may be, and (c) the due execution, issuance and delivery of (1) the PPL Units, (2) such PPL Purchase Contracts and (3) such PPL Common Stock or PPL Preferred Stock, as the case may be, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and, in the case of such PPL Purchase Contracts, in accordance with the provisions of the applicable PPL Purchase Contract Agreement, such PPL Units will be validly issued, fully paid and nonassessable and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the PPL Energy Preferred Securities, assuming (a) the taking by the Board of Managers of PPL Energy of all necessary action to authorize and approve the issuance of the PPL Energy Preferred Securities, (b) due filing of the Certificate of Designation of PPL Energy containing the designation relating to any PPL Energy Preferred Securities and (c) due issuance and delivery of the PPL Energy Preferred Securities, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Managers of PPL Energy and upon compliance with applicable regulatory requirements, the PPL Energy Preferred Securities will be validly issued, fully paid and nonassessable.

7. With respect to the PPL Electric Preferred Stock, assuming (a) the taking by the Board of Directors of PPL Electric of all necessary corporate action to authorize and approve the issuance of the PPL Electric Preferred Stock, (b) due filing of the Articles of Amendment of PPL Electric containing the designation relating to any PPL Electric Preferred Stock and (c) due issuance and delivery of the PPL Electric Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of PPL Electric and upon compliance with applicable regulatory requirements, the PPL Electric Preferred Stock will be validly issued, fully paid and nonassessable.

8. With respect to the PPL Electric Preference Stock, assuming (a) the taking by the Board of Directors of PPL Electric of all necessary corporate action to authorize and approve the issuance of the PPL Electric Preference Stock, (b) due filing of the Articles of Amendment of the PPL Electric containing the designation relating to any PPL Electric Preference Stock and (c) due issuance and delivery of the PPL Electric Preference Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of PPL Electric and upon compliance with applicable regulatory requirements, the PPL Electric Preference Stock will be validly issued, fully paid and nonassessable.

9. With respect to the PPL Electric Depositary Shares, assuming (a) the taking by the Board of Directors of PPL Electric of all necessary corporate action to authorize and approve the issuance and terms of the PPL Electric Depositary Shares, (b) the due issuance and delivery of the PPL Electric Preferred Stock or PPL Electric Preference Stock to the PPL Electric Depositary under the PPL Electric Deposit Agreement and such PPL Electric Preferred Stock or PPL Electric Preference Stock is validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of the depositary receipts evidencing the PPL Electric Depositary Shares against deposit of the PPL Electric Preferred Stock or PPL Electric Preference Stock in accordance with the PPL Electric Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of PPL Electric and otherwise in accordance with the provisions of the applicable PPL Electric Deposit Agreement and such agreement, the depositary receipts evidencing the PPL Electric Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the PPL Electric Depositary Shares and the PPL Electric Deposit Agreement.

Our opinions set forth in paragraphs 3, 4, 5 and 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the Commonwealth of Pennsylvania, we have relied upon the opinion of Michael A. McGrail, Esq., Associate General Counsel of PPL Services Corporation, a wholly-owned subsidiary of the Company, dated the date hereof.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware Limited Liability Company Act

(including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and, to the extent set forth herein, the law of the Commonwealth of Pennsylvania.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption “Validity of the Securities and the PPL Guarantees” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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